UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release:

TARGET CORPORATION ADVISES SHAREHOLDERS TO

VOTE THEIR WHITE PROXY CARD TODAY

Target Urges Shareholders to Set The Size of The Board at 12

MINNEAPOLIS, May 27, 2009 — Target Corporation (NYSE:TGT) reminded its shareholders to vote FOR the proposal to set the size of the Target Board at 12 on their WHITE proxy card and to vote FOR Target’s nominees — Mary N. Dillon, Richard M. Kovacevich, George W. Tamke, and Solomon D. Trujillo — to the Board of Directors.  Target urges shareholders not to return any proxy card sent to them by Pershing Square.

In support of Target’s position, Glass Lewis and Co.’s report dated May 19, 2009, said, “Given that the board is proposing to fix the number directors at 12, we feel the proposed size remains within the boundaries of an effective board.  Accordingly, we recommend that shareholders vote FOR this proposal.”*

Target refreshes its Board regularly and has added three new independent directors to its Board in just the past four years—Derica W. Rice, Chief Financial Officer, Eli Lilly; Mary Minnick, Partner, Lion Capital; and Mary Dillon, Chief Marketing Officer, McDonald’s Corporation.

As Target’s 2009 Annual Meeting of Shareholders is fast approaching, it is extremely important that shareholders vote as soon as possible.  The Company asks that shareholders please vote by telephone or Internet according to the instructions on the WHITE proxy card.  Even if shareholders have already voted using the dissident proxy card, they have the right to change their vote simply by executing and submitting the WHITE proxy card, as only the last dated proxy card will count.  Since the Annual Meeting date is May 28, voting by telephone or internet is necessary to ensure that shareholders’ votes will be counted.

Target would like to thank all the shareholders who have voted for the Board nominees, including those who have publicly announced their support or privately expressed their intent to vote for all four of the Target directors standing for election at the 2009 Annual Meeting.

As previously announced, Target’s 2009 Annual Meeting of Shareholders will be held at 1:00 p.m., Central Daylight Time, on Thursday, May 28, 2009 at the Target Store located at 1250 West Sunset Drive, Waukesha, Wisconsin.

Shareholders who have questions about voting or the matters to be voted upon at the Annual Meeting are encouraged to call MacKenzie Partners, Inc. at 800-322-2885 Toll-Free or Georgeson at 866-295-8105 Toll-Free.

* Permission to use quotation was neither sought nor obtained.

About Target

Target Corporation’s retail segment includes large general merchandise and food discount stores and Target.com, a fully integrated on-line business. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. The company currently operates 1,698 Target stores in 49 states. Target Corporation news releases are available at www.target.com.

Important Information

Target, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from Target’s shareholders in connection with Target’s 2009 Annual Meeting.  Important information concerning the identity and interests of these persons is available in the proxy statement that Target filed with the SEC on April 21, 2009 and the Schedule 14A that Target filed with the SEC on May 7, 2009.

Target has filed a definitive proxy statement in connection with its 2009 Annual Meeting.  The definitive proxy statement, any other relevant documents, and other materials filed with the SEC concerning Target are available free of charge at http://www.sec.gov and http://investors.target.com.  Shareholders should read carefully the definitive proxy statement and the accompanying WHITE proxy card before making any voting decision.

Contacts:

John Hulbert

Susan Kahn

(612) 761-6627

(612) 761-6735

Joele Frank / Tim Lynch

Joele Frank, Wilkinson Brimmer Katcher

(212) 355 4449

###

On May 27, 2009, Target Corporation posted the following text and link on a page on its web site:

Target Urges Shareholders to Set the Size of the Board at 12, 5/27/09

As Target’s 2009 Annual Meeting of Shareholders is fast approaching, it is extremely important that shareholders vote as soon as possible. The Company asks that shareholders please vote by telephone or Internet according to the instructions on the WHITE proxy card. Even if shareholders have already voted using the dissident proxy card, they have the right to change their vote simply by executing and submitting the WHITE proxy card, as only the last dated proxy card will count.

[Link to news release filed on May 27, 2009]